Exhibit 10.6

GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER

This GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER (this “Guaranty”) is made as of November 3, 2014.

FOR VALUE RECEIVED, and to induce U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16, having its principal place of business at c/o Wells Fargo Bank, N.A., 1901 Harrison Street, 2nd Floor, Oakland, California 94612 (“Lender”), to permit SST II 5012 New Bern AVE, LLC, a Delaware limited liability company, SST II 150 Airport BLVD, LLC, a Delaware limited liability company, SST II 338 Jesse ST, LLC, a Delaware limited liability company, SST II 120 Centrewest CT, LLC, a Delaware limited liability company, and SST II 4630 Dick Pond RD, LLC, a Delaware limited liability company (collectively, “Borrower”), to assume a loan in the original principal sum of Twelve Million Eight Hundred Thousand and No/100 Dollars ($12,800,000.00) (the “Loan”), pursuant to that certain Loan Agreement dated as of August 30, 2013 made by Flagship Properties III, LLC, a Delaware limited liability company (“Original Borrower”) and Lender’s predecessor in interest (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including all amendments made pursuant to the Assumption Agreement, as defined below, the “Loan Agreement”) which Loan is evidenced by that certain promissory note in the original maximum principal amount of Twelve Million Eight Hundred Thousand and No/100 Dollars ($12,800,000.00) (as assumed by Borrower and otherwise modified pursuant to the Assumption Agreement (as hereinafter defined), the “Note”) and secured by one or more Security Instruments (as defined in the Loan Agreement) and by certain other Loan Documents (as defined in the Note), the undersigned, SMARTSTOP SELF STORAGE, INC., a Maryland corporation, f/k/a Strategic Storage Trust, Inc. (“SSS Guarantor”), and STRATEGIC STORAGE TRUST II, INC., a Maryland corporation (“SST II Guarantor” and, together with SSS Guarantor, sometimes hereinafter individually and collectively referred to as “Guarantor”), jointly and severally, hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined).

Lender has consented to Borrower’s assumption of the Loan pursuant to that certain Assumption Agreement of even date herewith among Lender, Borrower and Original Borrower (the “Assumption Agreement”).

Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to those terms in the Loan Agreement.

It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instruments, or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

The term “Debt” as used in this Guaranty shall mean the principal sum evidenced by the Note and secured by the Security Instruments, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note and all other sums other than principal or interest which may or shall become due and payable pursuant to the provisions of the Note, the Loan Agreement, any Security Instrument or the other Loan Documents.

The term “Guaranteed Recourse Obligations of Borrower” as used in this Guaranty shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Section 11.22 of the Loan Agreement.

The term “Losses” includes any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense).

Any indebtedness of Borrower to any Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation any Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto (collectively, the “Bankruptcy Code”) which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all expenses (including, without limitation, counsel fees) incurred by Lender for or in connection with the collection of the Guaranteed Recourse Obligations of Borrower or any portion thereof or with the enforcement of this Guaranty.

All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, any Security Instrument, or the other Loan Documents, against any person obligated thereunder or against the owner of the Property, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release or exchange of any property covered by any Security Instrument or other collateral for the Loan, or (d) by reason of Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, any Security Instrument or the other Loan Documents, or the death of any Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Note, any Security Instrument or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, any Security Instrument or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

To the fullest extent permitted by law, and in addition to, and not in limitation of, any other waivers set forth herein, Guarantor hereby intentionally, irrevocably, unconditionally and freely waives, relinquishes and agrees not to assert or take advantage of any defense, or make any claim or counterclaim, based upon:

(a) The incapacity, lack of authority, death or disability of Borrower or any or other person.

(b) Lack of notice of default, demand of performance or notice of acceleration to Borrower or any other party with respect to the Loan or the obligations guaranteed under this Guaranty unless such notice of default or acceleration is expressly required pursuant to the Loan Documents.

(c) The consideration for this Guaranty.

(d) The application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrow to Lender or intended or understood by lender or Guarantor.

(e) Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute.

(f) Any borrowing or any grant of security interest under Section 364 of the Federal Bankruptcy Code.

(g) An election of remedies by Lender, even though that election of remedies, such as a non judicial foreclosure (or Uniform Commercial Code sale) with respect to security (whether such security is real property or personal property), for a guaranteed obligation, has or may have destroyed the Guarantor’s rights of subrogation and reimbursement against any other person including, without limitation, Borrower.

(h) Any right to a fair value hearing with respect to the Property under applicable law or otherwise to determine the size of any deficiency under the Loan following a foreclosure sale with respect to the Property.

(i) All rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:

(1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(2) If Lender forecloses on any real property collateral pledged by Borrower:

(x) The amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(y) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right any Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights, claims and defenses Guarantor may have because Borrower’s debt is secured by real property.

(j) Any defense based upon any statute or rule of law which provides that the obligation of surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

(k) Any duty on the part of Lender to disclose to Guarantor any facts lender may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk on nonperformance of any obligations hereby guaranteed.

Guarantor expressly waives: (i) any right to be discharged or released in whole or in part by reason of any sale or assignment by Borrower of any collateral, or any portion thereof, whether or not consented to by Lender and whether or not Lender has any dealings with the transferee; and (ii) if and only to the extent applicable, any rights of Guarantor pursuant to Chapter 26 of the North Carolina General Statutes including North Carolina General Statute §26-7 or any similar or subsequent law.

Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, any Security Instrument, or any of the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

The obligations and liabilities of Guarantor under this Guaranty shall survive notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

This is a guaranty of payment and not of collection and upon any Event of Default of Borrower under the Note, any Security Instrument or the other Loan Documents, or any default of Guarantor hereunder, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the Property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

All of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability; provided, however, that this Guaranty shall not apply to and may not be enforced against, any member, officer, director, manager, agent, employee, shareholder, or partner of Guarantor or any member, officer, director, manager, agent, employee, shareholder or partner of any such person or entity provided further that the foregoing shall not, and shall not be deemed to, relieve or release, in whole or in part, any such person or entity encompassed by the foregoing from liability under applicable law for its fraud, criminal acts, or malfeasance.

Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to any Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of such Guarantor, all of whom shall be bound by the provisions of this Guaranty.

If Guarantor is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Guarantor,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Guarantor is a corporation or limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company, and the term “Guarantor” as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder.

Until the Loan is paid in full, both parties comprising Guarantor shall jointly maintain at all times an aggregate Net Worth (exclusive of (i) any direct or indirect interest in the Property and (ii) the Preferred Equity Investment (as defined in the Preferred Partner Agreement)) at least equal to $6,000,000.00 and, within ten (10) Business Days following Lender’s request, Guarantor shall demonstrate in writing and to Lender’s reasonable satisfaction, compliance with the foregoing provisions. For purposes of this paragraph, the term “Net Worth” shall mean, as of a given date, Guarantor’s equity calculated in conformance with generally accepted accounting principles by subtracting total liabilities from total tangible assets. Notwithstanding the foregoing, from and after the date that SSS Guarantor is released from its obligations under this Guaranty, as further described below, the aggregate Net Worth requirement set forth above shall be the sole obligation of SST II Guarantor.

Until the Loan is paid in full, both parties comprising Guarantor shall jointly maintain at all times an aggregate Liquidity (exclusive of (i) any direct or indirect interest in the Property and (ii) the Preferred Equity Investment) at least equal to $2,000,000.00 and, within ten (10) Business Days following Lender’s request, Guarantor shall demonstrate in writing and to Lender’s reasonable satisfaction, compliance with the foregoing provisions. For purposes of this paragraph, “Liquidity” means cash and unencumbered, marketable securities. Notwithstanding the foregoing, from and after the date that SSS Guarantor is released from its obligations under this Guaranty, as further described below, the aggregate Liquidity requirement set forth above shall be the sole obligation of SST II Guarantor.

“Preferred Partner Agreement” means that certain Preferred Partner Agreement of even date herewith between Lender and SSTI Preferred Investor, LLC, a Delaware limited liability company (“Preferred Partner”).

SSS Guarantor shall be released from its obligations under this Guaranty upon the satisfaction of each of the following conditions:

(a)	Lender shall have received a written request for such release, which request shall include (i) evidence reasonably satisfactory to Lender that SST II Guarantor alone satisfies the aforementioned Net Worth and Liquidity requirements, and (ii) a written certification from Guarantor that no Event of Default has occurred;

(b)	Lender shall have verified to its reasonable satisfaction that SST II Guarantor alone satisfies the aforementioned Net Worth and Liquidity requirements;

(c)	With respect to the Preferred Equity Investment, Lender shall have received evidence satisfactory to Lender that: (i) the entire Preferred Equity Investment shall have been repaid and redeemed in full, (ii) Preferred Partner shall have no further rights with respect to the Preferred Equity Investment under the Preferred Equity Documents (as defined in the Preferred Partner Agreement), including, without limitation, future rights to make any Preferred Equity Investment, and (iii) the OP (as defined in the Preferred Partner Agreement) shall have no further obligations with respect to the Preferred Equity Investment. Without limiting the generality of the foregoing, Preferred Partner and each Guarantor shall deliver a written certification with respect to the foregoing; and

(d)	Lender shall have confirmed the foregoing in writing to Guarantor, which confirmation Lender agrees to provide within thirty (30) days after Lender’s receipt of the items described in clauses (a) and (c) above and such additional information as Lender may reasonably require to confirm that SST II Guarantor alone satisfies the aforementioned Net Worth and Liquidity requirements and with respect to the items described in clause (c) above.

Guarantor hereby represents, warrants and covenants to Lender, understanding that Lender is relying thereon in consenting to the assumption of the Loan and accepting this Guaranty in connection therewith, as follows:

(i) Guarantor (and its representative, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty and the person executing this Guaranty on behalf of Guarantor has been duly authorized and empowered to do so;

(ii) Guarantor is not currently a debtor in any bankruptcy, reorganization, insolvency or similar proceeding;

(iii) As of the date hereof, no material adverse change in the financial condition of Guarantor has occurred since the respective date of the most recent financial statements furnished to Lender relating to Guarantor;

(iv) As of the date hereof, the financial statements of Guarantor (and those of its members, general partners or controlling stockholder, as the case may be, if any) most recently furnished to Lender reflect in each case a positive net worth;

(v) Guarantor is not presently insolvent and this Guaranty will not render the Guarantor insolvent. As used herein, ‘insolvent’ means the sum total of all of Guarantor’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all of Guarantor’s non-exempt assets, i.e., all of the assets of the Guarantor that are available to satisfy claims of creditors;

(vi) After Borrower’s assumption of the Loan and the execution and delivery of this Guaranty, Guarantor will have sufficient assets to pay all of Guarantor’s outstanding debts as they become due;

(vii) All balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor. Guarantor further represents, warrants and covenants that, throughout the term of the Loan, Guarantor shall not reduce or deplete its net worth or liquidity in an effort to avoid its obligations (or contingent obligations) under this Guaranty;

(viii) Guarantor acknowledges, agrees and confirms to Lender that Guarantor has been provided full opportunity to review this Agreement, the Loan Documents and the Assumption Agreement prior to the execution hereof and including, to the extent desired by Guarantor, review and consultation with legal counsel of such Guarantor’s choice;

(ix) Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate Guarantor’s organizational documents if Guarantor is not an individual, (ii) result in a breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor or any of its assets is subject;

(x) No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the knowledge of Guarantor, threatened against Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on Guarantor’s ability to perform its obligations under this Guaranty; and

(xi) Guarantor owns a direct or indirect interest in Borrower and will derive substantial benefit from the Loan to Borrower.

All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

Notices or other communications given hereunder shall be in writing and shall deemed to have been properly given (i) upon delivery, if delivered by hand with receipt acknowledged (or delivery refused) by the recipient thereof, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, and (iii) three (3) business days after having been mailed, by registered U.S. mail, Return Receipt Requested, first class postage prepaid, to the party at its respective address below or at such other address for such party as such party may designate by notice given as provided hereunder:

To Guarantor:	SmartStop Self Storage, Inc.
Strategic Storage Trust II, Inc.
111 Corporate Drive, Suite 120
Ladera Ranch, California 92694
Attention: H. Michael Schwartz

with a copy to:	Mastrogiovanni Mersky & Flynn, P.C.
2001 Bryan Street, Suite 1250
Dallas, TX 75201
Attention: Charles Mersky, Esq

To Lender:	U.S. Bank, National Association, as Trustee for the registered holders of WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16
c/o Wells Fargo Bank, N.A.
Commercial Mortgage Servicing
1901 Harrison Street, 2nd Floor
Oakland, California 94612

THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY GUARANTOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE PREVIOUSLY DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENTS, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE RELATED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF

SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS GUARANTY AND ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE LOAN AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED. IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON’ AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR LOCATED IN NEW YORK, NEW YORK.

GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENT, THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER OR GUARANTOR, RESPECTIVELY, AND THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

[signature page follows]

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. IF AND ONLY TO THE EXTENT APPLICABLE, THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.

SMARTSTOP SELF STORAGE, INC., a Maryland corporation, f/k/a Strategic Storage Trust, Inc.

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: President

STRATEGIC STORAGE TRUST II, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: President